Exhibit 14b

Zweig          EUCLID
Mutual Funds   MUTUAL FUNDS
                                                              ==================

                                                                 INSTRUCTIONS

                                                              ==================
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EMPLOYEE INSTRUCTIONS FOR OPENING YOUR ZWEIG/EUCLID SIMPLE IRA
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These instructions and the forms and materials with the instructions are suitable ONLY for establishing a SIMPLE IRA to receive contributions under an employer SIMPLE IRA plan or a rollover or transfer of assets directly from another SIMPLE IRA.

A SIMPLE IRA is an individual retirement account established by a participant in an employer SIMPLE IRA plan. Only two types of contributions to a SIMPLE IRA are permitted.

o Salary reduction contributions by you under your employer's SIMPLE IRA plan and matching or nonmatching contributions to your account by your employer.

o A rollover or a direct transfer from another SIMPLE IRA established by you as part of an employer SIMPLE IRA plan that you want to transfer to this SIMPLE IRA for investments in funds sponsored by ZWEIG OR EUCLID MUTUAL FUNDS

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                    PLEASE FOLLOW THESE INSTRUCTIONS IF YOU
                        WISH TO ESTABLISH A SIMPLE IRA:
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1. Read carefully the SIMPLE IRA Disclosure Statement, the SIMPLE Individual
Retirement Custodial Account document, the Adoption Agreement, and the prospectus(es) for any Fund(s) you are considering. Consult your lawyer, accountant, or other tax adviser if you have any questions about how opening a SIMPLE IRA will affect your financial and tax situation.

In addition to the SIMPLE IRA Disclosure Statement included in these materials, as part of its SIMPLE IRA plan, your employer should give you a notice summarizing certain key features of the employer's SIMPLE IRA plan (including particularly the level of employer contributions) and a summary description containing more information about the employer's SIMPLE IRA plan. Be sure to read this information carefully as well.

2. Complete the Adoption Agreement for your SIMPLE IRA

o   Complete the participant information in part 1 and 2 of the Adoption
    Agreement.

o In Part 3 check the box that shows the type of SIMPLE IRA you are opening. If you are establishing a SIMPLE IRA account to receive a transfer from another account under your employer's SIMPLE IRA plan, your employer must sign in Part 3 to verify the date the first contribution to your other SIMPLE IRA account was made. This is important for tax reporting purposes.

o   Complete Part 4.

o In Part 5, indicate your investment choices. If you have elected as part of your employer's SIMPLE IRA plan to have contributions to your Zweig/Euclid Mutual Fund's SIMPLE IRA account transferred to another IRA with a different trustee or custodian, the contributions will be held in the fund specified in the Adoption Agreement pending transfer.

o   Sign and date the Adoption Agreement at the end.

3. If you are transferring assets directly from an existing SIMPLE IRA with another investment fund to this IRA, complete the SIMPLE IRA Transfer of Assets Form.

4. Complete and sign the Designation of Beneficiary.

6. Check to be sure you have properly completed all necessary forms. Your SIMPLE IRA cannot be accepted without the properly completed documents.

7. Enclose your check.

                   Send the completed forms and check(s) to:

                           Zweig/Euclid Mutual Funds
                    c/o State Street Bank and Trust Company
                                 P.O. Box 8505
                             Boston, MA 02266-8505

                             If by courier send to:
                           Zweig/Euclid Mutual Funds
                    c/o State Street Bank and Trust Company
                         2 Heritage Drive, Third Floor
                                Quincy, MA 02171

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                                      1

Zweig          EUCLID
Mutual Funds   MUTUAL FUNDS
                                                         =======================

                                                            ADOPTION AGREEMENT

                                                         =======================
--------------------------------------------------------------------------------

I, the person signing this Adoption Agreement, establish an Individual Retirement Account with State Street Bank and Trust Company as custodian, to operate in conjunction with a SIMPLE IRA plan established by my employer or to receive a transfer from another SIMPLE IRA. I agree to the terms of my account, which are contained in the document entitled "State Street Bank and Trust Company Employee SIMPLE Individual Retirement Custodial Account " and this Adoption Agreement. My account will be effective upon acceptance by State Street Bank and Trust Company.
                                  --------------------
1. ACCOUNT NAME                   BFDS Social Code 762
                                  --------------------

________________________________________________________________________
Name ( last, first, middle)

________________________________________________________________________
Social Security Number

________________________________________________________________________
Date of Birth

2. ADDRESS AND SHAREHOLDER INFORMATION

________________________________________________________________________
Street or P.O. Box

________________________________________________________________________
City, State and Zip code

________________________________________________________________________
Daytime Telephone Number

3. TYPE OF SIMPLE IRA ACCOUNT

Check (a) or (b)

|_| Check here if you are establishing this Account in con-nection with a Simple IRA plan maintained by your employer.

|_| Check here if this is a transfer from another Simple IRA which was part of a Simple IRA plan maintained by your employer. Complete the SIMPLE IRA Transfer of Assets Form and reply to the following questions.

o   Amount transferred $__________________

o   Date of first contribution to your prior simple IRA__________

o   Employer's Signature _______________________________

    ____________________________________________________
    Title

4. EMPLOYER INFORMATION

________________________________________________________________________
Name

________________________________________________________________________
Address

________________________________________________________________________
Address

________________________________________________________________________
City, State, Zip Code

________________________________________________________________________
Employer Tax Identification Number

________________________________________________________________________
Name and Telephone Number of Contact Person at Employer

The Zweig/Euclid Mutual Fund SIMPLE IRA is a Non-DFI (Designated Financial Institution) Plan. Under a non-DFI plan, each eligible employee establishes a SIMPLE IRA with the financial institution of his or her choice. Contributions are transferred by the employer to each eligible employee's SIMPLE IRA. Plase contact your employer to be sure that a non-DFI plan has been established.

5. INVESTMENT INFORMATION

The minimum investment is $250 per fund. Checks should be made payable to State Street Bank and Trust Company. Third party checks will not be accepted. Please be sure to write the fund name(s) and your social security number on the check.

A. Fund Name: _______________________________________________________
|_| Class A    |_| Class B    |_| Class C
Investment Amount: $  ___________________

B. Fund Name: _______________________________________________________
|_| Class A    |_| Class B    |_| Class C
Investment Amount: $  ___________________

C. Fund Name: _______________________________________________________
|_| Class A    |_| Class B    |_| Class C
Investment Amount: $  ___________________

I acknowledge that I have sole responsibility for my investment choices and that I have received and read a current Zweig Series Trust or Euclid Mutual Funds prospectus.

                          (over for signatures please)

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                                       2

Zweig          EUCLID
Mutual Funds   MUTUAL FUNDS
                                                         =======================

                                                            ADOPTION AGREEMENT
                                                                  Page 2
                                                         =======================
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6. DEALERS AND ADVISERS ONLY

If certification below is executed, duplicate statements will be sent to the address indicated below. Please be sure to enter the correct Financial Professional Number and Branch Number.

________________________________________________________________________
Financial Professional's Name

________________________________________________________________________
Financial Professional's Number

________________________________________________________________________
Dealer/Adviser's Name

________________________________________________________________________
Dealer/Adviser's Telephone Number

________________________________________________________________________
Dealer/Adviser's Address

________________________________________________________________________
Dealer/Adviser's Branch Number

7. CERTIFICATION AND SIGNATURES

Participant has received and read the "Employee IRA Disclosure Statement" relating to this Account (including the custodian's fee schedule), the Custodial Account Document, and the "Instructions" pertaining to this Adoption Agreement. Participant has also received and read the summary description and notice from the employer relating to the em-ployer's SIMPLE IRA Plan.

Participant acknowledges receipt of the Custodial Account Document and IRA Disclosure Statement at least 7 days be-fore the date incribed below and acknowledges that Participant has no right of revocation.

Participant acknowledges that he/she must provide accurate information in the Adoption Agreement, and that he/she may incur extra taxes and/or penalties if the information is not accurate. Accordingly, participant certifies the accuracy of such information (including particularly the date specified in Item 3(b) above).

________________________________________________________________________
Signature of Participant                                    Date

8. CUSTODIAN ACCEPTANCE
   (to be completed by new custodian)

State Street Bank and Trust Company accepts appointment as Custodian of the Participant's Account. However, this Agreement is not binding upon the Custodian until the Participant has received a statement of the transaction. Receipt by the Participant of a confirmation of the purchase of the fund shares indicated above will serve as notification of State Street Bank and Trust Company's acceptance of appointment as Custodian of the Participant's Account.

STATE STREET BANK AND TRUST COMPANY,
CUSTODIAN

________________________________________________________________________
By:

________________________________________________________________________
Date:


                                     ooooo
                      RETAIN A PHOTOCOPY OF THE COMPLETED
                      ADOPTION AGREEMENT FOR YOUR RECORDS
                                     ooooo


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                                       3

Zweig          EUCLID
Mutual Funds   MUTUAL FUNDS
                                                     ===========================

                                                             SIMPLE IRA
                                                       TRANSFER OF ASSETS FORM
                                                     ===========================
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                                    --------------------
1. ACCOUNT NAME                     BFDS Social Code 763
                                    --------------------

________________________________________________________________________
Name (last, first, middle)

________________________________________________________________________
Social Security Number

________________________________________________________________________
Date of Birth

2. ADDRESS AND SHAREHOLDER INFORMATION

________________________________________________________________________
Street or P.O. Box

________________________________________________________________________
City, State, and Zip code

________________________________________________________________________
Daytime Telephone Number

3. INFORMATION ABOUT YOUR PRESENT SIMPLE IRA CUSTODIAN OR TRUSTEE

________________________________________________________________________
Name of Institution currently holding your Simple IRA

________________________________________________________________________
Address

________________________________________________________________________
City, State, Zip Code

________________________________________________________________________
Telephone

________________________________________________________________________
Contact person

________________________________________________________________________
Account Number

Please transfer assets of my present SIMPLE IRA to State Street Bank and Trust Company. All assets should be transferred as cash according to the following instructions:

|_| Transfer the total amount in my account
|_| Transfer only $________________

4. INVESTMENT INSTRUCTIONS TO STATE STREET
   BANK AND TRUST COMPANY (Check one box)

|_| I am opening a new Zweig/Euclid SIMPLE IRA. Attached is my completed Adoption Agreement.

|_| I already maintain a Zweig/Euclid Simple IRA.

Please list the names of the Zweig or Euclid Mutual Funds into which the transfer proceeds are to be deposited.

A.Fund Name:
|_| Class A   |_| Class B   |_| Class C
Investment Amount $ ___________________
Fund Acct. No. (if existing) _________________

B.Fund Name:
|_| Class A   |_| Class B   |_| Class C
Investment Amount $ ___________________
Fund Acct. No. (if existing) _________________

C.Fund Name:
|_| Class A   |_| Class B   |_| Class C
Investment Amount $ ___________________
Fund Acct. No. (if existing) _________________

I acknowledge that I have sole responsibility for my investment choices and that I have received a current prospectus for each Fund I select. Please read the prospectus(es) of the Fund(s) you select before investing.

5. SIGNATURE OF PARTICIPANT

The undersigned certifies to the present SIMPLE IRA custodian or trustee that the undersigned has established a successor SIMPLE Individual Retirement Custodial Account meeting the requirements of Internal Revenue Code Section 408(p) to which assets will be transferred, and certifies to State Street Bank and Trust Company that the SIMPLE IRA from which assets are being transferred meets the requirements of Internal Revenue Code Section 408(p).

________________________________________________________________________
Signature of Participant                                     Date

6. SIGNATURE GUARANTEE (only if required by cur-rent SIMPLE IRA Sponsor)

________________________________________________________________________
Signatured guaranteed by:

________________________________________________________________________
Eligible Financial Institution

________________________________________________________________________
Signature of Officer and Title

7. INSTRUCTIONS TO CURRENT CUSTODIAN

Please forward a check as directed in Part 3 made payable to State Street Bank and Trust company, FBO

________________________________________________________________________

Please include the following reference number on the check:
#________________________________________________________________________


8. ACCEPTANCE BY NEW CUSTODIAN (Completed by State Street Bank and Trust
Company)

State Street Bank and Trust Company agrees to accept transfer of the above amount for deposit to the Participant's State Street Bank and Trust Company SIMPLE Individual Retirement Custodial Account, and requests the liquidation and transfer of assets as indicated above.

Date: ________________________________________________________________________

By: ________________________________________________________________________

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                                       4

Zweig          EUCLID
Mutual Funds   MUTUAL FUNDS
                                                  ==============================

                                                    DESIGNATION OF BENEFICIARY
                                                               FORM

                                                  ==============================
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Name of Participant ______________________________________________________

As Participant, I hereby make the following designation of beneficiary in accordance with the State Street Bank and Trust Company Employee SIMPLE Individual Retirement Custodial Account:

In the event of my death, pay any interest I may have under my Account to the following Primary Beneficiary or Beneficiaries that survive me. Make payment in the proportions specified below (or in equal proportions if no proportions are specified). If any Primary Beneficiary predeceases me, his share is to be divided among the Primary Beneficiaries who survive me in the relative proportions assigned to each such surviving Primary Beneficiary.

Primary Beneficiary or Beneficiaries:

Name         Relationship     Date of Birth   Social Security Number  Proportion

___________  _______________  ______________  ______________________  __________

___________  _______________  ______________  ______________________  __________

___________  _______________  ______________  ______________________  __________

___________  _______________  ______________  ______________________  __________


If none of the Primary Beneficiaries survives me, pay any interest I may have under my Account to the following Alternate Beneficiary or Beneficiaries that survive me. Make payment in the proportions specified below (or in equal proportions if no proportions are specified). If any Alternate Beneficiary predeceases me, his share is to be divided among the Alternate Beneficiaries who survive me in the relative proportions assigned to each such surviving Alternate Beneficiary.

Alternate Beneficiary or Beneficiaries:

Name         Relationship     Date of Birth   Social Security Number  Proportion

___________  _______________  ______________  ______________________  __________

___________  _______________  ______________  ______________________  __________

___________  _______________  ______________  ______________________  __________

___________  _______________  ______________  ______________________  __________


I understand that the beneficiaries named herein may be changed or revoked at any time by filing a new designation in writing with the Custodian. All forms must be acceptable to the Custodian and dated and signed by the Participant.

Signature of Participant                     Date

-------------------------------------        ------------------------------

IMPORTANT: This Designation of Beneficiary may have important tax or estate planning effects. Also, if you are married and reside in a community property state (Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, or Washington), you may need to obtain your spouse's consent if you have not designated your spouse as primary beneficiary for at least half of your Account. See your lawyer, accountant,or other tax professional for additional information and advice.

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                                       5

================================================================================
                              DISCLOSURE STATEMENT
================================================================================

IMPORTANT

This disclosure statement describes the rules applicable to SIMPLE Individual Retirement Accounts. These are IRAs established to operate as part of an employer SIMPLE IRA plan established by your employer. This disclosure statement does not describe regular IRAs that you can establish and make contributions to within IRS limits. State Street Bank and Trust Company, the SIMPLE IRA Custodian, also has a different kit of materials that may be used to establish a regular IRA.

Be sure to establish the correct kind of IRA.

SIMPLE IRA PLAN INFORMATION FROM YOUR EMPLOYER

As part of operating a SIMPLE IRA plan, your employer is required to give you two kinds of information (these may be combined in a single pamphlet or notice). First, your employer should give you a "summary description" of the main features of the employer's SIMPLE IRA plan, including information about any eligibility requirements your employer imposes. This summary description may include a photocopy of IRS Form 5305-SIMPLE or 5304-SIMPLE as completed by your employer to establish its SIMPLE IRA plan, or it may be in a different format. Also, your employer should give you a copy of a notice stating how much the employer will contribute to participants' SIMPLE IRAs for the plan year.

ESTABLISHING YOUR IRA

This disclosure statement contains information about your SIMPLE Individual Retirement Custodial Account with State Street Bank and Trust Company as Custodian. Your IRA gives you several tax benefits. Within IRS limits, contributions under your employer's SIMPLE IRA plan to your IRA are not taxable income to you until withdrawn. Earnings on the assets held in your IRA are not subject to federal income tax until withdrawn by you. State income tax treatment of your IRA may differ from federal treatment; ask your state tax department or your personal tax advisor for details.

All IRAs must meet certain requirements. Contributions generally must be made in cash. The IRA trustee or custodian must be a bank or other person who has been approved by the Secretary of the Treasury. Your contributions may not be invested in life insurance or collectibles or be commingled with other property except in a common trust or investment fund. Your interest in the account must be nonforfeitable at all times. You may obtain further information on IRAs from any district office of the Internal Revenue Service.

To the extent required by the IRS under its rules for SIMPLE IRAs, you are permitted to revoke a newly established IRA at any time within any IRS time limits. If permitted, to revoke your IRA, mail or deliver a written notice of revocation to the Custodian at the address which appears at the end of this Disclosure Statement. Mailed notice will be deemed given on the date that it is postmarked (or, if sent by certified or registered mail, on the date of certification or registration). If you revoke your IRA within the seven-day period, the amount contributed into your IRA will be returned as provided under the IRS rules.

FEES

A $10.00 annual maintenance fee per account, per investment selection, will be billed to you or deducted from your account (if not paid properly) by State Street Bank and Trust Company, as Custodian. The maximum annual maintenance fee per annum will not exceed $20.00 per social security number.

General Fee Policies

o Fees may be paid by you directly or the Custodian may deduct them from your IRA.

o   Fees may be changed upon 30 days written notice to you.

o The full annual maintenance fee will be charged for any calendar year during which you have an IRA with us. This fee is not prorated for periods of less than one full year.

o The Custodian may charge you for its reasonable expenses for services not covered by its fee schedule.

Other Charges

There may be sales or other charges associated with the purchase or redemption of shares of a Fund in which your IRA is invested. Be sure to read carefully the current prospectus of any Fund you are considering as an investment for your IRA for a description of applicable charges.

ELIGIBILITY

Which employers may have SIMPLE IRA plans?

SIMPLE IRA plans are only for small employers. This is defined as an employer with 100 or fewer employees in the previous calendar year who had $5,000 or more in total pay from the employer. (There are certain additional rules; these are described in the summary description of its SIMPLE IRA plan that your employer should give you.)

Your employer determines if it is eligible to establish a SIMPLE IRA plan.

An employer may have a SIMPLE IRA plan only if it has no other retirement plan at any time when the SIMPLE IRA plan is in operation. "Retirement plans" for this purpose include profit sharing, 401(k) retirement and other kinds of plans that receive tax benefits.

Which employees participate in the SIMPLE IRA?

Generally speaking, all of the employer's employees must participate in the SIMPLE IRA plan. However, the employer may decide to exclude:

o an employee who did not receive at least $5,000 in pay from the employer in at least two prior calendar years (not necessarily consecutive);

o an employee who is not reasonably expected to receive at least $5,000 in pay from the employer for the current calendar year;

o union employees, provided that there was good faith bargaining over the issue of retirement benefits;

o   employees who are non-resident aliens and receive no U.S. source income.

The summary description of its SIMPLE IRA plan that your employer should give you will indicate whether these groups of employees will be included or excluded from the employer's SIMPLE IRA plan.

CONTRIBUTIONS

Two kinds of contributions are permitted: (i) employee contributions and (ii) employer contributions, which may be either matching or nonmatching contributions.

How Much Can I Contribute to my SIMPLE IRA?

If you are an eligible employee, you may elect to have a percentage of your pay contributed by the employer to your SIMPLE IRA, as long as the amount does not exceed $6,000 for a calendar year. The $6,000 limit is indexed for future cost-of-living increases.

You elect the desired percentage of pay to contribute on a salary reduction agreement (your employer will have a form for you to use). Salary reductions may be made only from pay you earn after signing the salary reduction agreement.

Your salary reduction contributions must be transferred to your SIMPLE IRA as soon as the employer can reasonably do so. The outside deadline is the 30th day of the month following the month when you would have received the pay amount except for the salary reduction.

How much will my employer contribute?

For each year that it operates its SIMPLE IRA plan, your employer must make contributions on behalf of participants. The employer may choose either matching or nonmatching contributions for a particular calendar year.

If the employer makes matching contributions, you must make salary reduction contributions from your own pay in order to receive pay matching contribution from your employer. Your employer will match your contributions, dollar for dollar, up to a cap of 1% to 3% of your pay for the calendar year. Your employer decides the cap (subject to certain IRS requirements).

If your employer decides to make nonmatching contributions, it must contribute 2% of your pay for the calendar year (provided that you receive $5,000 or more in pay from the employer for the calendar year). For this purpose only, the pay is subject to an IRS limit. The limit is $160,000 for 1997 (this amount is indexed for future cost-of-living changes).

The employer must notify you of the contribution approach it has elected for a particular calendar year. Employer contributions must be transferred to your SIMPLE IRA no later than the due date (including any extension) for the employer to file its federal income tax return for the year.

TRANSFERS/ROLLOVERS

Can I Transfer my Simple IRA to another IRA?

Yes. The IRS rules for SIMPLE IRAs say that you may transfer to another SIMPLE IRA, or to a regular IRA you have established. However, during the first two years after your participation in the SIMPLE IRA plan begins, you may transfer only to another SIMPLE IRA (not a regular IRA).

The transfer rules depend on whether your employer has established its SIMPLE IRA plan with a "designated financial institution" or not. The summary description (or other information) provided to you by your employer should indicate whether your employer's SIMPLE IRA plan uses a designated financial institution or not).

With a designated financial institution, all contributions are initially paid to that institution. However, you have the right to elect to have contributions to your SIMPLE IRA account with the designated financial institution transferred to another SIMPLE IRA you have established where the contributions will be invested in accordance with your directions. If your election is made during the 60-day period when you elect your salary reduction contributions to the plan for a calendar year, then contributions for that calendar year will be transferred without a transfer fee or other cost or penalty. Pending transfer from the designated financial institution to the SIMPLE IRA you have established to receive transferred contributions, the contributions for you may be invested in a specified investment, such as a money market fund or a deposit account, and you will have no choice of investments. Other transfers may be made to another SIMPLE IRA or regular IRA, but they will be subject to normal fees of the Custodian as well as to redemption or other charges imposed by the mutual fund in which contributions are invested (as described in its prospectus). More information on this subject is found in the summary description of your employer's SIMPLE IRA plan.

Your employer may decide to operate its SIMPLE IRA plan without a designated financial institution. In this case, each eligible employee sets up a SIMPLE IRA with a financial institution of his or her choice. Contributions on your behalf will be sent to your SIMPLE IRA account, wherever you have set it up, and invested according to your instructions.

Can I Make a Regular Rollover from my SIMPLE IRA to another IRA?

You may make a regular rollover from one IRA (including a SIMPLE IRA) to another. However, such a rollover may be done only once in any 365-day period. This rule applies to each individual IRA.

INVESTMENTS

How Are Contributions to my SIMPLE IRA Invested?

You control the investment and reinvestment of contributions to this SIMPLE IRA. Investments must be in one or more of the Fund(s) available from time to time as listed in the Adoption Agreement for your SIMPLE IRA or in an investment selection form included with your SIMPLE IRA Adoption Agreement. You direct the investment of your SIMPLE IRA by giving your investment instructions to the Distributor or Service Company for the Fund(s). Since you control the investment of your SIMPLE IRA, you are responsible for any losses; neither the Custodian, the Distributor nor the Service Company has any responsibility for any loss or diminution in value occasioned by your exercise of investment control. Transactions for your SIMPLE IRA will generally be effected at the applicable public offering price or net asset value for shares of the Fund(s) involved next established after the Distributor or the Service Company (whichever may apply) receives proper investment instructions from you; consult the current prospectus for the Fund(s) involved for additional information.

Before making any investment, read carefully the current prospectus for any Fund you are considering as an investment for your SIMPLE IRA. The prospectus will contain information about the Fund's investment objectives and policies, as well as any minimum initial investment or minimum balance requirements and any sales, redemption or other charges.

Because you control the selection of investments for your SIMPLE IRA and because mutual fund shares fluctuate in value, the growth in value of your SIMPLE IRA cannot be guaranteed or projected.

Are There Any Restrictions on the Use of my SIMPLE IRA Assets?

The tax-exempt status of your SIMPLE IRA will be revoked if you engage in any of the prohibited transactions listed in Section 4975 of the tax code. The fair market value of your SIMPLE IRA will be includible in your taxable income in the year in which such prohibited transaction takes place. The fair market value of your SIMPLE IRA may also be subject to a penalty tax as a premature withdrawal if you have not yet reached the age of 59 1/2.

Any investment in a collectible (for example, rare stamps) by your SIMPLE IRA is treated as a taxable withdrawal; the only exception involves certain types of government-sponsored coins.

What Is A Prohibited Transaction?

Generally, a prohibited transaction is any improper use of the assets in your SIMPLE IRA. Some examples of prohibited transactions are:

o   Direct or indirect sale or exchange of property between you and your SIMPLE
    IRA.

o Transfer of any property from your SIMPLE IRA to yourself or from yourself to your SIMPLE IRA.

Your SIMPLE IRA could lose its tax exempt status if you use all or part of your interest in your SIMPLE IRA as security for a loan or borrow any money from your SIMPLE IRA. Any portion of your SIMPLE IRA used as security for a loan will be taxed as ordinary income in the year in which the money is borrowed. If you are under age 59 1/2, this amount will also be subject to a penalty tax as a premature distribution.

WITHDRAWALS

When can I make withdrawals from my SIMPLE IRA?

You may withdraw from your SIMPLE IRA at any time. However, withdrawals before age 59 1/2 may be subject to a penalty tax in addition to regular income taxes (see below).

When must I start making withdrawals?

If you have not withdrawn your entire SIMPLE IRA by the April 1 following the year in which you reach 70 1/2, you must make minimum withdrawals in order to avoid penalty taxes. The rule allowing most employees to postpone distributions from an employer qualified plan until actual retirement (even if this is after age 70 1/2) does not apply to SIMPLE IRAs.

The minimum withdrawal amount is determined by dividing the balance in your SIMPLE IRA (for this purpose all your IRAs -SIMPLE IRAs and regular IRAs - are added together) by your life expectancy or the combined life expectancy of you and your designated beneficiary. The minimum withdrawal rules are complex. Consult your tax advisor for assistance.

The penalty tax is 50% of the difference between the minimum withdrawal amount and your actual withdrawals during a year. The IRS may waive or reduce the penalty tax if you can show that your failure to make the required minimum withdrawals was due to reasonable cause and you are taking reasonable steps to remedy the problem.

How Are Withdrawals From My SIMPLE IRA Taxed?

Amounts withdrawn by you are includible in your gross income in the taxable year that you receive them, and are taxable as ordinary income. Lump sum withdrawals from SIMPLE IRAs are not eligible for averaging treatment currently available to certain lump sum distributions from qualified employer retirement plans.

Since the purpose of the SIMPLE IRA is to accumulate funds for retirement, your receipt or use of any portion of your SIMPLE IRA before you attain age 59 1/2 generally will be considered as an early withdrawal and subject to a penalty tax. For withdrawals from your SIMPLE IRA during the first two years after the date of the first contribution to your SIMPLE IRA account under your employer's SIMPLE IRA plan, the penalty is 25% of the amount withdrawn. After that, the penalty is 10% of the amount withdrawn.

The penalty tax for early withdrawal will not apply if:

o   The distribution was a result of your death or disability.

o The distribution is one of a scheduled series of substantially equal periodic payments for your life or life expectancy (or the joint lives or life expectancies of you and your beneficiary).

o If there is an adjustment to the scheduled series of payments, the penalty tax will apply. For example, if you begin receiving payments at age 50 under a withdrawal program providing for substantially equal payments over your life expectancy, and at age 58 you elect to receive the remaining amount in your IRA in a lump-sum, the penalty tax will apply to the lump sum and to the amounts previously paid to you before age 59 1/2.

o The distribution does not exceed the amount of your deductible medical expenses for the year (generally speaking, medical expenses paid during a year are deductible if they are greater than 7 1/2% of your adjusted gross income for that year), or

o The distribution does not exceed the amount you paid for health insurance coverage for yourself, your spouse and dependents. This exception applies only if you have been unemployed and received federal or state unemployment compensation payments for at least twelve weeks; this exception applies to distributions during the year in which you received the unemployment compensation and during the following year, but not to any distributions received after you have been reemployed for at least 60 days.

In addition, certain taxpayers with very large accumulations in tax-favored arrangements (including SIMPLE and regular IRAs, 403(b) arrangements and employer qualified plans) may be subject to a 15% penalty tax (in addition to regular income taxes) if distributions during a year from all such arrangements exceed a certain amount. This amount is $160,000 for 1997 (and is indexed for future cost-of-living changes). Distributions from all tax-favored arrangements during a year are counted in determining whether any distributions are above the floor amount and are subject to the 15% penalty tax. There are special rules for grandfathered amounts and for lump sum distributions from qualified plans. Under current law, this 15% penalty tax will not apply during calendar years 1997, 1998 and 1999 (however, a related estate tax 15% penalty tax on certain excess amounts remaining in tax-favored arrangements upon your death continues to apply during these years). Consult your tax advisor for additional information on these penalty tax rules.

A loss in your IRA investment may be deductible. You should consult your tax advisor for further details on the appropriate calculation for this deduction if applicable.

TAX MATTERS

What IRA Reports does the Custodian Issue?

The Custodian will report all withdrawals to the IRS and the recipient on the appropriate form. For reporting purposes, a direct transfer of assets to a successor custodian or trustee is not considered a withdrawal. The Custodian will report to the IRS the year-end value of your account and the amount of any contributions made or other transactions during a calendar year.

What Tax Information Must I Report to the IRS?

You must file Form 5329 with the IRS for each taxable year for which you take a premature withdrawal, or you withdraw less than the required minimum amount from your SIMPLE IRA.

Are SIMPLE IRA Withdrawals subject to Withholding?

Federal income tax will be withheld at a flat rate of 10% from any withdrawal from your SIMPLE IRA, unless you elect not to have tax withheld. Withdrawals from a SIMPLE IRA are not subject to the mandatory 20% income tax withholding that applies to most distributions from qualified plans or 403(b) accounts that are not directly rolled over to another plan or IRA.

Are the Earnings on my SIMPLE IRA Funds Taxed?

Any earnings on investments held in your SIMPLE IRA are generally exempt from federal income taxes and will not be taxed until withdrawn by you, unless the tax exempt status of your SIMPLE IRA is revoked.

ACCOUNT TERMINATION

You may terminate your SIMPLE IRA at any time after its establishment by sending a complete withdrawal form, or a transfer authorization form, to:

STATE STREET BANK AND TRUST COMPANY
P.O. Box 8505
Boston, MA 02266-8505

Your SIMPLE IRA with State Street Bank will terminate upon the first to occur of the following:

o The date your properly executed withdrawal form (as described above) withdrawing your total SIMPLE IRA balance is received and accepted by the Custodian or, if later, the termination date specified in the withdrawal form.

o The date the SIMPLE IRA ceases to qualify under the tax code. This will be deemed a termination.

o   The transfer of the SIMPLE IRA to another custodian/trustee.

o   The rollover of the amounts in the SIMPLE IRA to another custodian/trustee.

Any outstanding fees must be received prior to such a termination of your account. The amount you receive from your SIMPLE IRA will be treated as a withdrawal, and thus the rules relating to SIMPLE IRA withdrawals will apply. For example, if the SIMPLE IRA is terminated before you reach age 59 1/2, the early withdrawal penalty may apply on the amount you receive.

IRA DOCUMENTS

The terms contained in Articles I to VII of the State Street Bank and Trust Company Employee SIMPLE Individual Retirement Custodial Account document have been promulgated by the IRS in Form 5305-SA for use in establishing an IRA custodial account that meets the requirements of the tax laws for a valid SIMPLE IRA. This IRS approval relates only to the form of Articles I to VII and is not an approval of the merits of the SIMPLE IRA or of any investment permitted by the SIMPLE IRA. See Section 25 of Article VIII of the document for additional information.

NOTE: The information in this Disclosure Statement reflects the best information available at the time of preparation. However, SIMPLE IRAs are governed by new provisions of the Internal Revenue Code and the IRS has not issued regulations on SIMPLE IRA plans or answered many of the questions about SIMPLE IRAs. Consult your professional tax adviser or the IRS on any questions you have about a SIMPLE IRA or about the most recent IRS developments.

================================================================================
                      STATE STREET BANK AND TRUST COMPANY
            EMPLOYEE SIMPLE INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT
================================================================================

    The following provisions of Articles I to VII are in the form promulgated by the Internal Revenue Service in Form 5305-SA for use in establishing an individual retirement custodial account.

Article I.

    The custodian will accept cash contributions made on behalf of the participant by the participant's employer under the terms of a SIMPLE plan described in section 408(p). In addition, the custodian will accept transfers or rollovers from other SIMPLE IRAs of the participant. No other contributions will be accepted by the custodian.

Article II.

    The participant's interest in the balance in the custodial account is nonforfeitable.

Article III.

    1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5) of the Code).

    2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state).

Article IV.

    1. Notwithstanding any provision of this agreement to the contrary, the distribution of the participant's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

    2. Unless otherwise elected by the time distributions are required to begin to the participant under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the participant and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

    3. The participant's entire interest in the custodial account must be, or begin to be, distributed by the participant's required beginning date, the April 1 following the calendar year end in which the participant reaches age 70 1/2. By that date, the participant may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

    (a) A single-sum payment.

    (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the participant.

    (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the participant and his or her designated beneficiary.

    (d) Equal or substantially equal annual payments over a specified period that may not be longer than the participant's life expectancy.

    (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the participant and his or her designated beneficiary.

    4. If the participant dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

    (a) If the participant dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

    (b) If the participant dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the participant or, if the participant has not so elected, at the election of the beneficiary or beneficiaries, either

        (i) Be distributed by the December 31 of the year containing the fifth anniversary of the participant's death, or

        (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the participant's death. If, however, the beneficiary is the participant's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the participant would have turned age 70 1/2.

    (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the participant's required beginning date, even though payments may actually have been made before that date.

    (d) If the participant dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

    5. In the case of distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the participant's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the participant (or the joint life and last survivor expectancy of the participant and the participant's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies.) In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the participant and designated beneficiary as of their birthdays in the year the Participant reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

    6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

Article V.

    1. The participant agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

    2. The Custodian agrees to submit reports to the Internal Revenue Service and the participant as prescribed by the Internal Revenue Service.

    3. The Custodian also agrees to provide the participant's employer the summary description described in section 408(l)(2) unless this SIMPLE IRA is a transfer SIMPLE IRA.

Article VI.

    Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and 408(p) and the related regulations will be invalid.

Article VII.

    This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear on the Adoption Agreement.

Article VIII.

    1. As used in this Article VIII the following terms have the following meanings:

    "Custodian" means State Street Bank and Trust Company.

    "Fund" means a mutual fund or registered investment company which is specified in the Adoption Agreement, or which is designated by the Distributor named in the Adoption Agreement, as being available as an investment for the custodial account; provided, however, that such a mutual fund or registered investment company must be legally offered for sale in the state of the Participant's residence in order to be a Fund hereunder.

    "Distributor" means the entity which has a contract with the Fund(s) to serve as distributor of the shares of such Fund(s).

    In any case where there is no Distributor, the duties assigned hereunder to the Distributor may be performed by the Fund(s) or by an entity that has a contract to perform management or investment advisory services for the Fund(s).

    "Service Company" means any entity employed by the Custodian or the Distributor, including the transfer agent for the Fund(s), to perform various administrative duties of either the Custodian or the Distributor.

    In any case where there is no Service Company, the duties assigned hereunder to the Service Company will be performed by the Distributor (if any) or by an entity specified in the second preceding paragraph.

    2. To the extent required by regulations or rulings pertaining to SIMPLE IRA accounts under Code Section 408(p), the participant may revoke the custodial account established hereunder by mailing or delivering a written notice of revocation to the Custodian within such time limits as may be specified in such regulations or rulings. Mailed notice is treated as given to the Custodian on date of the postmark (or on the date of Post Office certification or registration in the case of notice sent by certified or registered mail). Upon timely revocation, the participant's initial contribution will be returned as provided in such regulations or rulings.

    3. All contributions to the custodial account shall be invested and reinvested in full and fractional shares of one or more Funds. Such investments shall be made in such proportions and/or in such amounts as participant from time to time in the Adoption Agreement or by other written notice to the Service Company (in such form as may be acceptable to the Service Company) may direct (but subject to the provisions of Section 25).

    The Service Company shall be responsible for promptly transmitting all investment directions by the participant for the purchase or sale of shares of one or more Funds hereunder to the Funds' transfer agent for execution. However, if investment directions with respect to the investment of any contribution hereunder are not received from the participant as required or, if received, are unclear or incomplete in the opinion of the Service Company, the contribution will be returned to the participant (or the participant's employer) without liability for interest or for loss of income or appreciation. If any directions or other orders by the participant with respect to the sale or purchase of shares of one or more Funds for the custodial account are unclear or incomplete in the opinion of the Service Company, the Service Company will refrain from carrying out such investment directions or from executing any such sale or purchase, without liability for loss of income or for appreciation or depreciation of any asset, pending receipt of clarification or completion from the participant.

    All investment directions by participant will be subject to any minimum initial or additional investment or minimum balance rules applicable to a Fund as described in its prospectus.

    All dividends and capital gains or other distributions received on the shares of any Fund held in the participant's account shall be retained in the account and (unless received in additional shares) shall be reinvested in full and fractional shares of such Fund.

    4. Subject to the minimum initial or additional investment, minimum balance and other exchange rules applicable to a Fund, the participant may at any time direct the Service Company to exchange all or a specified portion of the shares of a Fund in the participant's account for shares and fractional shares of one or more other Funds. The participant shall give such directions by written, telephonic or other form of notice acceptable to the Service Company, and the Service Company will process such directions as soon as practicable after receipt thereof (subject to the first and second paragraphs of Section 3 of this Article VIII).

    5. Any purchase or redemption of shares of a Fund for or from the participant's account will be effected at the public offering price or net asset value of such Fund (as described in the then effective prospectus for such Fund) next established after the Service Company has transmitted the participant's investment directions to the transfer agent for the Fund(s).

    Any purchase, exchange, transfer or redemption of shares of a Fund for or from the participant's account will be subject to any applicable sales, redemption or other charge as described in the then effective prospectus for such Fund.

    6. The Service Company shall maintain adequate records of all purchases or sales of shares of one or more Funds for the participant's custodial account. Any account maintained in connection herewith shall be in the name of the Custodian for the benefit of the participant. All assets of the custodial account shall be registered in the name of the Custodian or of a suitable nominee. The books and records of the Custodian shall show that all such investments are part of the custodial account.

    The Custodian shall maintain or cause to be maintained adequate records reflecting transactions of the custodial account. In the discretion of the Custodian, records maintained by the Service Company with respect to the account hereunder will be deemed to satisfy the Custodian's recordkeeping responsibilities therefor. The Service Company agrees to furnish the Custodian with any information the Custodian requires to carry out the Custodian's recordkeeping responsibilities.

    7. Neither the Custodian nor any other party providing services to the custodial account will have any responsibility for rendering advice with respect to the investment and reinvestment of participant's custodial account, nor shall such parties be liable for any loss or diminution in value which results from participant's exercise of investment control over his custodial account. Participant shall have and exercise exclusive responsibility for and control over the investment of the assets of his custodial account, and neither Custodian nor any other such party shall have any duty to question his directions in that regard or to advise him regarding the purchase, retention or sale of shares of one or more Funds for the custodial account.

    8. The participant may appoint an investment advisor with respect to the custodial account on a form acceptable to the Custodian and the Service Company. The investment advisor's appointment will be in effect until written notice to the contrary is received by the Custodian and the Service Company. While an investment advisor's appointment is in effect, the investment advisor may issue investment directions or may issue orders for the sale or purchase of shares of one or more Funds to the Service Company, and the Service Company will be fully protected in carrying out such investment directions or orders to the same extent as if they had been given by the participant.

     The participant's appointment of any investment advisor will also be deemed to be instructions to the Custodian and the Service Company to pay such investment advisor's fees to the investment advisor from the custodial account hereunder without additional authorization by the participant or the Custodian.

    9. Distribution of the assets of the custodial account shall be made at such time and in such form as Participant (or the Beneficiary if participant is deceased) shall elect by written order to the Custodian (or other form of instructions acceptable to the Custodian). Participant acknowledges that any distribution (except for distribution on account of participant's disability or death, return of an "excess contribution" referred to in Code Section 408(d), or a "rollover" from this custodial account) made earlier than age 59 1/2 may subject participant to an "additional tax on early distributions" under Code
Section 72(t). For that purpose, participant will be considered disabled if participant can prove, as provided in Code Section 72(m)(7), that participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration. It is the responsibility of the participant (or the Beneficiary) by appropriate distribution instructions to the Custodian to insure that the distribution requirements of Code Section 401(a)(9) and Article IV above are met. If the participant (or Beneficiary) does not direct the Custodian to make distributions from the custodial account by the time that such distributions are required to commence in accordance with such distribution requirements, the Custodian (and Service Company) shall assume that the Participant (or Beneficiary) is meeting the minimum distribution requirements from another individual retirement arrangement maintained by the participant (or Beneficiary) and the Custodian and Service Company shall be fully protected in so doing. The participant (or the participant's surviving spouse) may elect to comply with the distribution requirements in Article IV using the recalculation of life expectancy method, or may elect that the life expectancy of the Participant (and/or the participant's surviving spouse) will not be recalculated; any such election may be in such form as the participant (or surviving spouse) provides (including the calculation of minimum distribution amounts in accordance with a method that does not provide for recalculation of the life expectancy of one or both of the participant and surviving spouse and instructions to the Custodian in accordance with such method). Neither Custodian nor any other party providing services to the custodial account assumes any responsibility for the tax treatment of any distribution from the custodial account; such responsibility rests solely with the person ordering the distribution.

    10. Custodian assumes (and shall have) no responsibility to make any distribution except upon the written order (or other acceptable form of instructions) of participant (or Beneficiary if participant is deceased) containing such information as the Custodian may reasonably request. Also, before making any distribution or honoring any assignment of the custodial account, Custodian shall be furnished with any and all applications, certificates, tax waivers, signature guarantees and other documents (including proof of any legal representative's authority) deemed necessary or advisable by Custodian, but Custodian shall not be responsible for complying with an order which appears on its face to be genuine, or for refusing to comply if not satisfied it is genuine, and Custodian has no duty of further inquiry. Any distributions from the account may be mailed, first-class postage prepaid, to the last known address of the person who is to receive such distribution, as shown on the Custodian's records, and such distribuion shall to the extent thereof completely discharge the Custodian's liability for such payment.

    11. (a) The term "Beneficiary" means the person or persons designated as such by the "designating person" (as defined below) on a form acceptable to the Custodian for use in connection with the custodial account, signed by the designating person, and filed with the Custodian. The form may name individuals, trusts, estates, or other entities as either primary or contingent beneficiaries. However, if the designation does not effectively dispose of the entire custodial account as of the time distribution is to commence, the term "Beneficiary" shall then mean the designating person's estate with respect to the assets of the custodial account not disposed of by the designation form. The form last accepted by the Custodian before such distribution is to commence, provided it was received by the Custodian (or deposited in the U.S. Mail or with a delivery service) during the designating person's lifetime, shall be controlling and, whether or not fully dispositive of the custodial account, thereupon shall revoke all such forms previously filed by that person. The term "designating person" means participant during his/her lifetime; after participant's death, it also means participant's spouse if the spouse begins to receive a portion of the custodial account (pursuant to such a designation by participant) under a form of distribution permitted by Article IV. A designation by participant's spouse shall relate solely to the balance remaining in the spouse's portion of the custodial account after the death of the spouse.

        (b) When and after distributions from the custodial account to participant's Beneficiary commence, all rights and obligations assigned to participant hereunder shall inure to, and be enjoyed and exercised by, Beneficiary instead of participant.

    12. (a) The participant agrees to provide information to the Custodian at such time and in such manner as may be necessary for the Custodian to prepare any reports required under Section 408(i) of the Code and the regulations thereunder or otherwise.

        (b) The Custodian or the Service Company will submit reports to the Internal Revenue Service and the participant at such time and manner and containing such information as is prescribed by the Internal Revenue Service.

        (c) The participant, Custodian and Service Company shall furnish to each other such information relevant to the custodial account as may be required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or as may otherwise be necessary for the administration of the custodial account.

        (d) The participant shall file any reports to the Internal Revenue Service which are required of him by law (including Form 5329), and neither the Custodian nor Service Company shall have any duty to advise participant concerning or monitor participant's compliance with such requirement.

    13. (a) Participant retains the right to amend this custodial account document in any respect at any time, effective on a stated date which shall be at least 60 days after giving written notice of the amendment (including its exact terms) to Custodian by registered or certified mail, unless Custodian waives notice as to such amendment. If the Custodian does not wish to continue serving as such under this custodial account document as so amended, it may resign in accordance with Section 17 below.

        (b) Participant delegates to the Custodian the participant's right so to amend, provided the Custodian amends in the same manner all agreements comparable to this one, having the same Custodian, permitting comparable investments, and under which such power has been delegated to it; this includes the power to amend retroactively if necessary or appropriate in the opinion of the Custodian in order to conform this custodial account to pertinent provisions of the Code and other laws or successor provisions of law, or to obtain a governmental ruling that such requirements are met, to adopt a prototype or master form of agreement in substitution for this Agreement, or as otherwise may be advisable in the opinion of the Custodian. Such an amendment by the Custodian shall be communicated in writing to participant, and participant shall be deemed to have consented thereto unless, within 30 days after such communication to participant is mailed, participant either (i) gives Custodian a written order for a complete distribution or transfer of the custodial account, or (ii) removes the Custodian and appoints a successor under Section 17 below.

            Pending the adoption of any amendment necessary or desirable to conform this custodial account document to the requirements of any amendment to the Internal Revenue Code or regulations or rulings thereunder, the Custodian and the Service Company may operate the participant's custodial account in accordance with such requirements to the extent that the Custodian and/or the Service Company deem necessary to preserve the tax benefits of the account.

        (c) Notwithstanding the provisions of subsections(a) and (b) above, no amendment shall increase the responsibilities or duties of Custodian without its prior written consent.

        (d) This Section 13 shall not be construed to restrict the Custodian's right to substitute fee schedules in the manner provided by Section 16 below, and no such substitution shall be deemed to be an amendment of this Agreement.

    14. (a) Custodian shall terminate the custodial account if this Agreement is terminated or if, within 30 days (or such longer time as Custodian may agree) after resignation or removal of Custodian under Section 17, Participant has not appointed a successor which has accepted such appointment. Termination of the custodial account shall be effected by distributing all assets thereof in a single payment in cash or in kind to participant, subject to Custodian's right to reserve funds as provided in Section 17.

        (b) Upon termination of the custodial account, this custodial account document shall have no further force and effect, and Custodian shall be relieved from all further liability hereunder or with respect to the custodial account and all assets thereof so distributed.

    15. (a) In its discretion, the Custodian may appoint one or more contractors or service providers to carry out any of its functions and may compensate them from the custodial account for expenses attendant to those functions.

        (b) The Service Company shall be responsible for receiving all instructions, notices, forms and remittances from participant and for dealing with or forwarding the same to the transfer agent for the Fund(s).

        (c) The parties do not intend to confer any fiduciary duties on Custodian or Service Company (or any other party providing services to the custodial account), and none shall be implied. Neither shall be liable (or assumes any responsibility) for the collection of contributions, the proper amount, time or deductibility of any contribution to the custodial account or the propriety of any contributions under this Agreement, or the purpose, time, amount (including any minimum distribution amounts) or propriety of any distribution hereunder, which matters are the responsibility of participant and participant's Beneficiary.

        (d) Not later than 60 days after the close of each calendar year (or after the Custodian's resignation or removal), or such shorter time as may be required under applicable regulations or rulings, the Custodian and Service Company shall each file with participant a written report or reports reflecting the transactions effected by it during such period and the assets of the custodial account at its close. Upon the expiration of 60 days after such a report is sent to participant (or Beneficiary), the Custodian and Service Company shall be forever released and discharged from all liability and accountability to anyone with respect to transactions shown in or reflected by such report except with respect to any such acts or transactions as to which Participant shall have filed written objections with the Custodian or Service Company within such 60 day period.

        (e) The Service Company shall deliver, or cause to be delivered, to participant all notices, prospectuses, financial statements and other reports to shareholders, proxies and proxy soliciting materials relating to the shares of the Funds(s) credited to the custodial account. No shares shall be voted, and no other action shall be taken pursuant to such documents, except upon receipt of adequate written instructions from Participant.

        (f) Participant shall always fully indemnify Service Company, Distributor, the Fund(s) and Custodian and save them harmless from any and all liability whatsoever which may arise either (i) in connection with this Agreement and the matters which it contemplates, except that which arises directly out of the Service Company's, Distributor's or Custodian's negligence or willful misconduct, or (ii) with respect to making or failing to make any distribution, other than for failure to make distribution in accordance with an order therefor which is in full compliance with
            Section 10. Neither Service Company nor Custodian shall be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement or such matters unless agreed upon by that party and participant, and unless fully indemnified for so doing to that party's satisfaction.

        (g) The Custodian and Service Company shall each be responsible solely for performance of those duties expressly assigned to it in this Agreement, and neither assumes any responsibility as to duties assigned to anyone else hereunder or by operation of law.

        (h) Custodian and Service Company may each conclusively rely upon and shall be protected in acting upon any written order from participant or Beneficiary, or any investment advisor appointed under Section 8, or any other notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action in reliance thereon. In addition, Custodian will carry out the requirements of any apparently valid court order relating to the custodial account and will incur no liability or responsibility for so doing.

    16. (a) The Custodian, in consideration of its services under this Agreement, shall receive the fees specified on the applicable fee schedule. The fee schedule originally applicable shall be the one specified in the Disclosure Statement furnished to the participant. The Custodian may substitute a different fee schedule at any time upon 30 days' written notice to participant. The Custodian shall also receive reasonable fees for any services not contemplated by any applicable fee schedule and either deemed by it to be necessary or desirable or requested by participant.

        (b) Any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the custodial account, that may be levied or assessed in respect to such assets, and all other administrative expenses incurred by the Custodian in the performance of its duties (including fees for legal services rendered to it in connection with the custodial account) shall be charged to the custodial account.

        (c) All such fees and taxes and other administrative expenses charged to the custodial account shall be collected either from the amount of any contribution or distribution to or from the account, or (at the option of the person entitled to collect such amounts) to the extent possible under the circumstances by the conversion into cash of sufficient shares of one or more Funds held in the custodial account (without liability for any loss incurred thereby). Notwithstanding the foregoing, the Custodian or Service Company may make demand upon the Participant for payment of the amount of such fees, taxes and other administrative expenses. Fees which remain outstanding after 60 days may be subject to a collection charge.

    17. (a) Upon 30 days' prior written notice to the Custodian, participant may remove it from its office hereunder. Such notice, to be effective, shall designate a successor custodian and shall be accompanied by the successor's written acceptance. The Custodian also may at any time resign upon 30 days' prior written notice to participant, whereupon the participant shall appoint a successor to the Custodian (provided that, in connection with its resignation, the Custodian may designate a successor custodian and so notify the participant, and participant will be deemed to have consented thereto unless, within 30 days after the date of such notice, the participant establishes another individual retirement account and transfers the amount in his account hereunder to such other individual retirement account).

        (b) The successor custodian shall be a bank, insured credit union, or other person satisfactory to the Secretary of the Treasury under Code Section 408(a)(2). Upon receipt by Custodian of written acceptance by its successor of such successor's appointment, Custodian shall transfer and pay over to such successor the assets of the custodial account and all records (or copies thereof) of Custodian pertaining thereto, provided that the successor custodian agrees not to dispose of any such records without the Custodian's consent. Custodian is authorized, however, to reserve such sum of money or property as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the custodial account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor custodian.

        (c) Any Custodian shall not be liable for the acts or omissions of its predecessor or its successor.

    18. References herein to the "Internal Revenue Code" or "Code" and sections thereof shall mean the same as amended from time to time, including successors to such sections.

    19. Except where otherwise specifically required in this Agreement, any notice from Custodian to any person provided for in this Agreement shall be effective if sent by first-class mail to such person at that person's last address on the Custodian's records.

    20. Participant or Participant's Beneficiary shall not have the right or power to anticipate any part of the custodial account or to sell, assign, transfer, pledge or hypothecate any part thereof. The custodial account shall not be liable for the debts of participant or participant's Beneficiary or subject to any seizure, attachment, execution or other legal process in respect thereof. At no time shall it be possible for any part of the assets of the custodial account to be used for or diverted to purposes other than for the exclusive benefit of the participant or his/her Beneficiary.

    21. When accepted by the Custodian, this agreement is accepted in and shall be construed and administered in accordance with the laws of the Commonwealth of Massachusetts. Any action involving the Custodian brought by any other party must be brought in a state or federal court in such Commonwealth.

    This Agreement is intended to qualify under Code Section 408(a) as an individual retirement custodial account and to meet the applicable requirements of Code Section 408(p), and if any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with that intent.

    However, Custodian shall not be responsible for whether or not such intentions are achieved through use of this Agreement, and Participant is referred to participant's attorney for any such assurances.

    22. Participant should seek advice from participant's attorney regarding the legal consequences (including but not limited to federal and state tax matters) of entering into this Agreement, contributions to the custodial account, and ordering Custodian to make distributions from the account. Participant acknowledges that Custodian and Service Company (and any company associated therewith) are prohibited by law from rendering such advice.

    23. Articles I through VII of this Agreement are in the form promulgated by the Internal Revenue Service as Form 5305-SA. It is anticipated that if and when the Internal Revenue Service promulgates changes to Form 5305-SA, the Custodian will amend this Agreement correspondingly.

    24. The participant acknowledges that he or she has received and read the current prospectus for each Fund in which his or her account is invested and the Individual Retirement Account Disclosure Statement related to the Account. The participant represents under penalties of perjury that his or her Social Security number (or other Taxpayer Identification Number) as stated in the Adoption Agreement is correct.

    25. (a) At the direction of the participant, the Custodian will transfer contributions to the participant's custodial account to another individual retirement account designated by the participant, the custodian or trustee of which agrees to accept such transfer, or to an individual retirement annuity contract, the issuer of which agrees to accept such transfer. If such transfer is made within two years after the date of the first contribution by the employer to the participant's SIMPLE IRA account under the employer's SIMPLE IRA plan, the Custodian will have the right to a representation from the successor custodian or trustee that the successor IRA is a SIMPLE IRA if required under applicable law.

    If the participant's SIMPLE IRA account operates under an employer SIMPLE IRA plan that uses the "designated financial institution" rules of Code Section 408(p), the rules in this paragraph will apply. Any transfer instructions by the participant must be filed with and received by the Custodian during the following 60-day period. For contributions for the calendar year in which the employer first establishes its SIMPLE IRA plan, the 60-day period designated by the employer during which eligible employees (including the participant) may make salary reduction elections with respect to such calendar year; for contributions for subsequent calendar years, the period November 2 through December 31 of the preceding year. Such instructions may be limited to contributions to the participant's SIMPLE IRA account of the calendar year, or may be effective with respect to all future contributions to the participant's SIMPLE IRA account until revoked. Contributions to the electing participant's SIMPLE IRA account will be transferred to the other IRA specified by the participant with reasonable frequency (but not less frequently than monthly). Pending transfer to the other IRA, contributions will be held in the investment fund specified in the Adoption Agreement for the participant's SIMPLE IRA account. Any such transfer will be made without cost of penalty to the participant imposed by the Custodian (other than any annual maintenance fee charged to all SIMPLE IRA accounts maintained by the Custodian, and any other fee or costs specifically allowed under regulations or rulings of the Internal Revenue Service.)

    Transfers from the participant's SIMPLE IRA account that are not described in the preceding paragraphs (including situations where the participant's SIMPLE IRA operates under an employer SIMPLE IRA plan that does not use the "designated financial institution" rules) will be made to a successor individual retirement account or annuity designated by the participant in a written transfer of IRA assets form or other acceptable written instructions to the Custodian. Any such other transfer will be subject to normal Custodian fees (including any transfer or account termination fee) and to normal redemption charges or other fees or charges imposed by a Fund as described in its then effective prospectus.

    The Custodian, the Service Company, the Distributor and the Fund(s) will have no responsibility for compliance with the requirements of Code Section 408(p) and any other applicable requirements (including whether such transferee individual retirement account or annuity meets the requirements to be a SIMPLE IRA or whether the transferee financial institution properly carries out the participant's investment directions) in connection with such transfer have been satisfied, or for any penalty taxes that may be payable in connection therewith, which matters shall be the sole responsibility of the Participant.

        (b) This Agreement is intended to establish a valid SIMPLE individual retirement account operating in conjunction with a SIMPLE IRA plan operated by the participant's employer, and to meet all applicable requirements of Code
Section 408(p) (and other applicable legal requirements for SIMPLE IRAs). This Agreement will be interpreted and the custodial account hereunder administered in a manner that carries out such intent. In addition, if future regulations or rulings provide guidance concerning the requirements for a valid SIMPLE IRA, this Agreement will be interpreted and the custodial account hereunder will be administered in a manner that complies with such regulations or rulings pending the adoption of any required amendment to this Agreement.

Zweig          EUCLID
Mutual Funds   MUTUAL FUNDS
                                                              ==================

                                                                 INSTRUCTIONS

                                                              ==================
--------------------------------------------------------------------------------
     EMPLOYER INSTRUCTIONS FOR ESTABLISHING A ZWEIG/EUCLID SIMPLE IRA PLAN
--------------------------------------------------------------------------------

o Read carefully the enclosed materials about SIMPLE IRA plans, including the Form 5304-SIMPLE used to establish your SIMPLE IRA plan and the instructions and information included with the form. Establishing a SIMPLE IRA plan involves certain legal and financial obligations for the employer. Consult your lawyer or other tax advisor if you have any questions about the nature of these obligations or about how maintaining a SIMPLE IRA plan will affect your business or your tax situation.

o Complete pages 1 and 2 of the Form 5304-SIMPLE ( at the back of this brochure) to select eligibility provisions for your SIMPLE IRA plan. The instructions for the Form explain your options concerning eligibility and contributions.

Article VI of the Form requires that you provide each employee with information about the procedures for withdrawals of contributions received by the financial institution that he or she has selected, and the financial institution's name and address. However, this is not required if the financial institution's procedures are not available, or if the financial institution provides the procedures directly to the employee. Normally, the financial institution will give in-formation directly to the employee about its withdrawal procedures.

Designate the effective date and complete the signature block in Article VII of the Form. For SIMPLE IRA plans started during 1997, the effective date cannot be earlier than the date you sign the completed Form 5304-SIMPLE. Also for 1997 you must start your SIMPLE IRA plan no later than October 1, otherwise you must wait until 1998. For 1998 and later years, you may start a new SIMPLE IRA plan effective on any date from January 1 to October 1.

NOTE: If you want to change any of your selections, you must complete and sign a new Form 5304-SIMPLE and designate the effective date of the changed form. After you have started a SIMPLE IRA plan, the new Form 5304-SIMPLE containing the changes must be effective as of January 1.

BE SURE to send a copy of the completed form to State Street Bank and Trust Company at the address given on the next page.

Part of the process for establishing a SIMPLE IRA plan involves giving all eligible employees a notice. Complete the model Notification to Eligible Employees with the correct information for your plan (from your completed Form 5304-SIMPLE). Distribute a copy of the completed notice to each eligible employee. Generally (except for new SIMPLE IRA plans) the notice must be distributed at least 60 days before the start of the calendar year.

In addition to the notice, you must give each eligible employee a summary description of the plan. To do so, photo-copy the first two pages of the completed and signed Form 5304-SIMPLE; attach these two pages to the back of the document entitled "FOR EMPLOYEES -- YOUR SIMPLE IRA" to make a summary description. Make enough copies of the summary description to give a copy to each eligible employee along with the Notification to Eligible Employees.

You must repeat this process each year by distributing a notice and summary description to each eligible employee at least 60 days before the start of a calendar year.

o Each eligible employee who wishes to make salary reduction contributions to his or her SIMPLE IRA should complete a Salary Reduction Agreement. This form indicates how much the employee wants to contribute out of his or her pay to his or her SIMPLE IRA account. Use the Model Salary Reduction Agreement for Eligible Employees included in the materials for this purpose.

o Each eligible employee who elects to participate must also complete the Adoption Agreement and the Designation of Beneficiary Form to establish a Zweig or Euclid Mutual Fund SIMPLE Individual Retirement Custodial Account, or the appropriate adoption, beneficiary and/or other forms for the SIMPLE IRA of his/her choice. If an eligible employee establishes a SIMPLE IRA with another financial institution, the employee will have to give you the necessary information so that you can send contributions on the employee's behalf to the trustee, custodian or other issuer of the employee's IRA along with any identifying account information needed in order for contributions to be properly credited to the employee's account.

--------------------------------------------------------------------------------

Zweig          EUCLID
Mutual Funds   MUTUAL FUNDS
                                                              ==================

                                                                 INSTRUCTIONS
                                                                    (page 2)
                                                              ==================
--------------------------------------------------------------------------------

If you will make nonmatching employer contributions under the SIMPLE IRA plan, an Individual Retirement Ac-count must be established by each eligible employee, even those who do not choose to make salary reduction contributions. If the employee does not complete the necessary paperwork, you are entitled to complete the forms to open a SIMPLE IRA for the employee.

o As employer, you have certain important responsibilities relating to the operation of your SIMPLE IRA plan. These include the following:

    a) Determining whether you meet the requirements to be an eligible employer to make contributions to a SIMPLE IRA plan for any particular calendar year.

    b) Determining which employees are eligible employees to participate in your SIMPLE IRA plan for any calendar year and insuring that all required notices, summary descriptions and other information are provided to such eligible employees within the time frames provided under the SIMPLE IRA plan rules.

    c) Determining that salary reduction contributions by eligible employees are within all limitations applicable to such contributions, transferring such contributions to each participant's SIMPLE IRA within the time limits provided by law, and determining and making employer contributions in the amounts and by the times required by applicable legal rules.

    d) Properly reporting salary reduction contributions by eligible employees to the IRS on Form W-2.

These requirements (and other responsibilities of the employer) are described in more detail in the document entitled "For Employers -- SIMPLE Answers to Small Business Retirement Plan Needs" and in IRS Form 5304-SIMPLE and its accompanying instructions.

By establishing a SIMPLE IRA plan and executing the Form 5304-SIMPLE or other document for your SIMPLE IRA plan, you, the employer, agree to indemnify and hold harmless State Street Bank and Trust Company as custodian from and against any losses, costs or liabilities arising out of your failure to carry out your responsibilities as employer or otherwise arising out of the operation of your SIMPLE IRA plan, except for losses, costs or liabilities arising directly out of the negligence or willful misconduct of State Street Bank and Trust Company.



                   Check to be sure that all forms have been
                  properly completed. Send completed forms to:

                           Zweig/Euclid Mutual Funds
                    c/o State Street Bank and Trust Company
                                 P.O. Box 8505
                             Boston, MA 02266-8505

                             If by courier send to:
                           Zweig/Euclid Mutual Funds
                    c/o State Street Bank and Trust Company
                          2 Heritage Drive, 3rd Floor
                                Quincy, MA 02171



--------------------------------------------------------------------------------

Zweig          EUCLID
Mutual Funds   MUTUAL FUNDS
                                                          ======================

                                                            FOR EMPLOYERS ONLY

                                                          ======================
--------------------------------------------------------------------------------
             SIMPLE ANSWERS TO SMALL BUSINESS RETIREMENT PLAN NEEDS
--------------------------------------------------------------------------------

Saving for retirement -- it's not easy, but we all need to take it seriously. For small business owners, taking on a retirement plan can be costly and time-consuming. That is why there is tremendous interest in a new kind of retirement plan, the SIMPLE IRA, designed for small businesses.

The following will answer your questions about SIMPLE IRAs and help you decide whether a Zweig Mutual Fund SIMPLE IRA is right for your business.

What is a SIMPLE?

A SIMPLE IRA is basically an employer plan and a series of individual retirement accounts to receive contributions by or for employees.

The employer plan part of the SIMPLE IRA is set up by your completing and signing a short IRS form (Form 5304-SIMPLE). We have arranged with State Street Bank and Trust Company of Boston, MA to provide certain services for your SIMPLE plan, including acting as custodian of the SIMPLE IRA for employees who choose to open their SIMPLE IRAs through Zweig or Euclid Mutual Funds.

SIMPLE IRA plans operate on the calendar year. This means that eligibility and contribution limits are applied on a calendar year basis (these requirements are described below).

The employee SIMPLE IRAs are very much like any other IRAs, except with higher contribution limits. The employee SIMPLE IRAs can be established using the Zweig/Euclid Mutual Fund's SIMPLE IRA materials. Alternatively, employees must be allowed to open a SIMPLE IRA with a different financial institution, in which case the employee will complete the material for the SIMPLE IRA that the employee chooses.

Which employers may have SIMPLE IRA plans?

SIMPLE IRA plans are only for small employers. This is defined as an employer with 100 or fewer employees in the previous calendar year who had $5,000 or more in total pay from the employer. Related employers are grouped together when testing whether the 100 employee limit is satisfied. All employees must be counted against this limit, even employees that are not eligible to participate in the employer's SIMPLE IRA plan. Also, certain "leased employees" (these are employees of another business who provide services to the employer) must be treated as employees of the employer for SIMPLE IRA plan purposes.

If you go over the 100 employee limit, you may continue to operate your SIMPLE IRA plan for two years. After that, you must discontinue SIMPLE IRA plan contributions unless you go back below the 100 employee level.

An employer may have a SIMPLE IRA plan only if it has no other retirement plan at any time when the SIMPLE IRA plan is in operation. "Retirement plans" for this purpose include profit sharing, 401(k), retirement and other kinds of plans that receive special tax benefits.

Which employees participate in the SIMPLE IRA?

Generally speaking, all of the employer's employees must participate in the SIMPLE IRA plan. If related employers are grouped together when deciding whether the employers are eligible to have a SIMPLE IRA plan (see above), then all employees of all the related employers must participate. However, you may exclude:

o an employee who did not receive at least $5,000 in pay from you in at least two prior calendar years (not necessarily consecutive);

o an employee who is not reasonably expected to receive at least $5,000 in pay from you for the current calendar year;

o union employees, provided that there was good faith bargaining over the issue of retirement benefits;

o   employees who are non-resident aliens and receive no U.S. source income.

The Form 5304-SIMPLE has places to indicate whether these groups of employees will be included or excluded from your SIMPLE IRA plan.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

How do contributions to the SIMPLE IRA work?

Two kinds of contributions are permitted: a) employee contributions and b) employer contributions, which may be either matching or non-matching contributions.

Employee Contributions: Each eligible employee may elect to have a percentage of his/her pay contributed by the employer to the employee's IRA, as long as the amount does not exceed $6,000 for a calendar year. The $6,000 limit is indexed for future cost-of-living increases.

Eligible employees elect the desired percentage of pay to contribute on a salary reduction agreement. A model agreement is included with your SIMPLE IRA plan materials. Salary reductions may be made only from pay the employee earns after signing the salary reduction agreement.

Employee salary reduction contributions must be transferred to the trustee, custodian or other issuer of each participating employee's IRA as soon as you can reasonably do so. The outside deadline is the 30th day of the month following the month when the employee would have received the pay amount except for the salary reduction. However, if you can transfer the amount to the participant's IRA earlier, you must do so under Department of Labor rules.

Employer Contributions: One of the big benefits of a SIMPLE IRA plan is that you, the employer, have a great deal of flexibility on contributions to the SIMPLE IRA plan.

First, you may make matching contributions, so that only employees who actually participate by contributing from their own pay receive an employer contribution. With a SIMPLE IRA plan, there are no high-low tests as there are with 401(k) plans or salary reduction SEP plans, so the fact that low paid employees decide not to participate does not limit savings and matching opportunities for other employees.

Alternatively, you may make a non-matching contribution for each employee who meets your plan's eligibility requirements, whether the employee is contributing from his/her own pay or not.

Matching Contributions: If you choose matching contributions, you must contribute $1 for each $1 the employee contributes, up to a cap of 3% of the employee's pay for the calendar year.

You may elect a lower percentage (not lower than 1% of pay) for the cap, but only in two years out of any five-year period. In other words, if you have already elected a lower cap in two years out of the five years ending with the current calendar year, the matching contribution cap for the current year must be 3% of pay. If you have used a lower cap in only one year or in no years in the five years ending with the current year, you may elect a lower cap for the current calendar year. However, employees must be notified of the lower cap before the start of the year (see "What do I have to tell employees about the plan?" below).

Non-matching Contributions: Instead of matching contributions, you may make a non-matching contribution for each employee who meets your plan's eligibility requirements and who actually receives at least $5,000 in pay for the calendar year. The non-matching contribution must be 2% of each eligible employee's pay for the year. For this purpose only, pay is subject to an IRS limit. The limit is $160,000 for 1997; this amount is indexed for future cost-of-living changes.

If you want to use the non-matching contributions approach, you must notify eligible employees before the start of the year) see "What do I have to tell employees about the plan?" below).

Employer matching or non-matching contributions for an employee must be transferred to the employee's SIMPLE IRA no later than the due date (including any extensions) for filing the employer's federal income tax return for the year.

How are Contributions to SIMPLE IRAs Invested?

As part of the enrollment process, each eligible employee establishes a SIMPLE IRA using the Zweig/Euclid Mutual Funds SIMPLE IRA materials, or the material provided by the SIMPLE IRA vendor of the employee's choosing. Contributions on behalf of each employee participating in the SIMPLE IRA plan are added to his/her SIMPLE IRA.

If the employee has chosen to open a Zweig/Euclid Mutual Funds SIMPLE IRA, contributions are invested in the Zweig/Euclid Mutual Funds available for SIMPLE IRA investments. If the employee has opened his/her SIMPLE IRA through another financial institution, contributions will be invested in the investment options available to that SIMPLE IRA. Investment options available through any SIMPLE IRA are described in the materials given to each employee upon opening his/her IRA.

For Zweig/Euclid Mutual Funds SIMPLE IRAs, the prospectus for each fund gives important information about its investment objectives and policies and the sales charges or other expenses. Employees should read the fund's prospectus, as well as the other information about the Zweig/Euclid Mutual Fund's IRA, before investing. These materials also give the information about procedures for exchanging from one fund to another. Each employee is responsible for deciding how to in-vest contributions to his/her IRA from among the available funds.

One advantage of a SIMPLE IRA plan is that interest, divi-

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

dends, and other earnings on mutual fund shares held in an employee's SIMPLE IRA compound without federal income tax. This can mean greater returns than with a taxable investment earning the same, even after income taxes on withdrawals are paid.

Of course, with mutual funds and most other investments there is the possibility of fluctuation in rate of return or in the value of underlying assets. Therefore, no particular rate of return can be predicted or guaranteed.

Can employees transfer to another IRA or withdraw amounts in their SIMPLE IRA?

Yes, under the SIMPLE IRA rules an employee may elect to transfer to another IRA account. For two years after the first contribution to his/ her SIMPLE IRA under the SIMPLE IRA plan, the employee may transfer only to another SIMPLE IRA. After this two year period, the employee may transfer to another SIMPLE IRA or to a regular IRA.

In order to transfer, the employee must set up a SIMPLE IRA (or, after two years, a regular IRA) with the desired IRA sponsor, and notify the existing trustee or custodian in writing of the employee's election.

Normal fees and charges (including any redemption charges, contingent deferred sales charges or loads charged by a mutual fund investment, as described in its prospectus, or custodian account termination fees) may be charged.

Employees may withdraw amounts from their SIMPLE IRAs at any time. Withdrawals are discussed in the disclosure statement distributed with the Zweig/Euclid Mutual Funds SIMPLE IRA materials given to each employee. If the employee chose to establish a SIMPLE IRA with a different financial institution, the withdrawal rules should be summarized in the materials distributed by that financial institution.

There is one important difference between SIMPLE IRAs and regular IRAs. Withdrawals from any IRA before age 59 1/2 are subject to a penalty tax in addition to regular income taxes unless an exception to the penalty applies. For withdrawals from a SIMPLE IRA during the first two years after the employee started participating in the employer's SIMPLE plan, the penalty is 25% of the amount withdrawn rather than the normal penalty of 10%.

What do I have to tell employees about the plan?

Each year that you operate a SIMPLE IRA plan, you must give all eligible employees a) a notice of the plan's terms and b) the opportunity to choose to make salary reduction contributions. The notice must state which contribution option the employer is choosing for the calendar year, including if you choose matching contributions the percent-age of pay cap for that calendar year (3% of pay as the cap or, if allowed a lower percentage). The notice also must inform eligible employees that they are required to select and open a SIMPLE IRA with the financial institution of their choice, or else the employer will establish a SIMPLE IRA for them. The notice must be given at least 60 days before the start of the calendar year (in other words, on or before November 2 preceding the start of the year). At the same time, you must give each eligible employee a copy of a summary description of the SIMPLE plan. This is done by giving each eligible employee a copy of the short pamphlet entitled "For Employees -- Your SIMPLE IRA" to which is attached a photocopy of pages one and two of the Form 5304-SIMPLE as completed by you to establish your SIMPLE plan.

Failure to meet these notice requirements makes you liable for a penalty of $50 per day for each day during which the failure continues. The IRS can waive the penalty if you can demonstrate that the failure was due to reasonable cause.

What are the advantages of a SIMPLE IRA for a small business?

SIMPLE IRA plans were designed to be easy for small employers to operate. The Zweig/Euclid Mutual Funds SIMPLE IRA package contains all the forms and material you will need to start your SIMPLE IRA plan.

There are no complex IRS tests or rules that you must follow when operating your SIMPLE IRA plan. For example, the high-low tests normally applicable to salary reduction contributions by employees in a 401(k) plan or salary reduction SEP do not apply. Also, the top-heavy plan rules do not apply.

Since contributions are held in SIMPLE IRAs established by the participating employees, there is no Form 5500 Annual Report to file. All that you, the employer, must do is indicate on the employee's Form W-2 whether the employee was a participant in your SIMPLE IRA plan during the year and the amount of the employee's salary reduction contributions for the year.

How do I set up a SIMPLE IRA?

In general, to set up a SIMPLE IRA plan, merely follow the sheet of "Employer Instructions for Establishing a SIMPLE IRA Plan" included in your Zweig/Euclid Mutual Funds SIMPLE IRA materials.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

You may choose the effective date for your new SIMPLE IRA plan, which may be any day up to October 1.

The SIMPLE IRA plan must be in effect the first date on which a contribution is deposited into an employee's IRA.

Usually the notice to eligible employees about the SIMPLE IRA plan must be given by November 2 of the preceding calendar year. However, for the first year in which the employer establishes its SIMPLE IRA plan, the 60 day period may be any 60 days as long as the effective date of the SIMPLE IRA plan or the day before that is included. For example, if you establish a SIMPLE IRA plan effective July 1, 1997, the 60 day period must include either June 30 or July 1, 1997, and you must give the eligible employees their notices in advance of the start of the 60 day period.

Where Can I Get Additional Information?

Please read the instructions to Form 5304-SIMPLE for more information. Also, the IRS has issued some questions and answers in Notice 97-6 (available by contacting the IRS). For answers to specific questions about a SIMPLE IRA plan for your business, consult your professional tax adviser or the IRS.

     For answers to general questions about SIMPLE IRA plans, please call:

                           Zweig/Euclid Mutual Funds
                      Shareholder Servicing Department at
                                1-800-272-2700.

Note: The information in this pamphlet reflects the best in-formation available at the time of preparation. How-ever, SIMPLE IRA plans are governed by new provisions of the Internal Revenue Code and the IRS has not issued regulations on SIMPLE IRA plans or answered many of the questions about SIMPLE IRA plans. Consult your professional tax adviser or the IRS on any questions you have about a SIMPLE IRA plan or about the most recent IRS developments.

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                                       22

Zweig          EUCLID
Mutual Funds   MUTUAL FUNDS
                                                    ============================

                                                           EMPLOYER MODEL
                                                      NOTIFICATION TO ELIGIBLE
                                                             EMPLOYEES

                                                    ============================
--------------------------------------------------------------------------------

Opportunity to Participate in the SIMPLE Plan

You are eligible to make salary reduction contributions to the __________________________ SIMPLE plan. This notice and the attached summary description provide you with information that you should consider before you decide whether to start, continue, or change your salary reduction agree-ment.

Employer Contribution Election

For the _________ calendar year, the employer elects to contribute to your SIMPLE IRA (employer must select either (1), (2), or (3)):

    (1) A matching contribution equal to your salary reduction contributions up to a limit of 3% of your compensation for the year;

    (2) A matching contribution equal to your salary reduction contributions up to a limit of _____% (employer must insert a number from 1 to 3 and is subject to certain restrictions) of your compensation for the year; or

    (3) A nonelective contribution equal to 2% of your compensation for the year (limited to $160,000*) if you are an employee who makes at least $_____________ (employer must insert an amount that is $5,000 or less) in compensation for the year.

Administrative Procedures

If you decide to start or change your salary reduction agreement, you must complete the salary reduction agreement and return it to ___________________________________ (employer should designate a place or individual) by _________________________ (employer should insert a date that is not less than 60 days after notice is given).

Employee Selection of Financial Institution

You must select the financial institution that will serve as the trustee, custodian, or issuer of your SIMPLE IRA and notify your employer of your selection.

* This amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS.

NOTE: The preceding Employer Model Notification to Eligible Employees uses the form promulgated by the Internal Revenue Ser-vice in Form 5304-SIMPLE.

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                                       23

Zweig          EUCLID
Mutual Funds   MUTUAL FUNDS
                                                    ============================

                                                           EMPLOYER MODEL
                                                          SALARY REDUCTION
                                                       AGREEMENT FOR ELIGIBLE
                                                             EMPLOYEES

                                                    ============================
--------------------------------------------------------------------------------

Salary Reduction Election

Subject to the requirements of the SIMPLE plan of ________________________ (name of employer), I authorize _____% or $ __________________ (which equals _____% of my current rate of pay) to be withheld from my pay for each pay period and contributed to my SIMPLE IRA as a salary reduction contribution.

Maximum Salary Reduction

I understand that the total amount of my salary contributions in any calendar year cannot exceed $6,000.*

Date Salary Reduction Begins

I understand that my salary reduction contributions will start as soon as permitted under the SIMPLE plan and as soon as administratively feasible or, if later, ____________________. (Fill in the date you want the salary reduction contributions to begin. The date must be after you sign this agreement.)

Employee Selection of Financial Institution

I select the following financial institution to serve as the trustee, custodian, or issuer of my SIMPLE IRA.

    _________________________________________________________
    Name of financial institution

    _________________________________________________________
    Address of financial institution

    _________________________________________________________
    SIMPLE IRA account name and number

    I understand that I must establish a SIMPLE IRA to receive any contributions made on my behalf under this SIMPLE plan. If the information regarding my SIMPLE IRA is incomplete when I first submit my salary reduction agreement, I realize that it must be completed by the date contributions must be made under the SIMPLE plan. If I fail to update my agreement to provide this information by that date, I understand that my employer may select a financial institution for my SIMPLE IRA.

Duration of Election

This salary reduction agreement replaces any earlier agreement and will remain in effect as long as I remain an eligible employee under the SIMPLE plan or until I pro-vide my employer with a request to end my salary reduction contributions or provide a new salary reduction agreement as permitted under this SIMPLE plan.

Signature of employee _________________________________

Date                  _________________________________

* This amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS.

NOTE: The preceding Employer Model Salary Reduction Agreement uses the form promulgated by the Internal Revenue Service in Form 5304-SIMPLE.

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                                       24

Zweig          EUCLID
Mutual Funds   MUTUAL FUNDS
                                                          ======================

                                                             -FOR EMPLOYEES-
                                                             YOUR SIMPLE IRA

                                                          ======================
--------------------------------------------------------------------------------
            A SUMMARY DESCRIPTION OF YOUR EMPLOYER'S SIMPLE IRA PLAN
--------------------------------------------------------------------------------

Your employer offers you a Savings Incentive Match Plan for Employees (SIMPLE) as a tax-favored method of saving for your retirement. Under the SIMPLE Plan, your employer will make certain contributions, which may be either matching contributions (matching your own savings under the Plan up to a limit) or non-matching, mandatory contributions. Savings contributions by you, plus employer contributions on your be-half, are added to an individual retirement account established in your name for purposes of the SIMPLE Plan.

The following information is a notification of your plan participation options and a description of the SIMPLE plan. This notification is in two parts. The first part consists of several pages of information about SIMPLE plans and the related SIMPLE IRAs. The last two pages consist of a copy of the IRS Form 5304-SIMPLE as completed by your employer to choose certain optional provisions for the employer's SIMPLE Plan. This form is provided to you in order to indicate the particular provisions that apply to your employer's plan.

Which Employers May Establish and Maintain a SIMPLE Plan?

To establish and maintain a SIMPLE plan for a particular calendar year, an employer must meet both of the following requirements:

1. In the preceding calendar year, the employer had no more than 100 employees (including self-employed individuals) who earned $5,000 or more in compensation from the employer during the year. If the employer has a SIMPLE plan but later exceeds this 100-employee limit, the employer will be treated as meeting the limit for the two calendar years following the calendar year in which the employer last satisfied the limit. If the failure to continue to satisfy the 100-employee limit is due to an acquisition or similar transaction involving the business, special rules apply.

2. The employer does not maintain during any part of the calendar year another qualified plan with respect to which contributions are made, or benefits are accrued, for service in the calendar year. For this purpose, a qualified plan includes a qualified 401(k) plan, a pension plan, a profit-sharing plan, a stock bonus plan, a qualified annuity plan, a tax-sheltered annuity plan, and a simplified employee pension (SEP) plan.

Certain related employers (trades or businesses under common control) must be treated as a single employer for purposes of the SIMPLE requirements. In addition, certain leased employees are required to be treated as employees of the business and must be counted for the requirements listed above.

What is a SIMPLE Plan?

A SIMPLE plan is a written arrangement that provides employers with a simplified way to make contributions to provide retirement income for their employees. Under a SIMPLE plan, employees may choose whether to make salary reduction contributions to the SIMPLE plan rather than receiving these amounts as part of their regular compensation. In addition, your employer will contribute matching or non-matching contributions on behalf of eligible employees (see Employee Eligibility Requirements and Contributions below ). All contributions under this plan will be deposited into a SIMPLE individual retirement account established by each eligible employee with a financial institution selected by the employee.

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                                       25

--------------------------------------------------------------------------------

Employee Eligibility Requirements (Article I)

Each year for which this SIMPLE plan is effective, your employer must permit salary reduction contributions to be made by all employees who are reasonably expected to receive at least $5,000 in compensation during the year, and who received at least $5,000 in compensation in any 2 preceding years. Your employer can expand the group of employees who are eligible to participate in this SIMPLE Plan to include some or all of those earning under $5,000. In addition, your employer may elect to exclude union employees if there was collective bargaining over retirement benefits between the employer and the union representing the employees. To determine which eligibility options your employer has chosen, consult Article I of the attached Form 5304-SIMPLE.

Salary Reduction Agreements (Article II)

A salary reduction agreement permits you to make a salary reduction election to have your compensation for each pay period reduced by a percentage (expressed as a percentage or dollar amount). The total amount of the reduction in your compensation cannot exceed $6,000(1) for any calendar year.

To make a salary reduction election, simply complete the form of salary reduction agreement provided by your employer. Also, you use the salary reduction agreement to specify the name and address of the financial institution maintaining your SIMPLE IRA account and account identifying information so that contributions to your account may be forwarded and credited to your IRA correctly. The salary reduction agreement must be completed and returned to your employer within the required time frames.

Timing of Salary Reduction Elections

For a calendar year, you may make or modify a salary reduction election during the 60-day period immediately preceding January 1 of that year. However, for the year in which you become eligible to make salary reduction contributions, the period during which you may make or modify the election is a 60-day period that includes either the date you become eligible or the day before. For example, if your employer starts its SIMPLE IRA plan effective July 1 of a year and you become eligible on that day, your 60-day salary reduction election period must include either June 30 or July 1. In this example, the earliest possible 60-day period would be May 2 to June 30, and the latest possible 60-day period would be July 1 to August 29. Your employer may enlarge the 60-day election period or provide additional opportunities during the year for you to make, cancel, or change your salary reduction election. Refer to Article II, Item 2b of the attached Form 5304-SIMPLE to determine any additional modification periods available to you.

You may terminate your salary reduction election at any time. However, if you terminate your election outside of the normal election cycle, your employer has the option to prohibit you from resuming salary reduction elections during the remainder of the calendar year. Consult Article II, item 2d of the attached Form 5304-SIMPLE to determine if your employer has chosen this option.

Contributions (Article III)

Only contributions described below may be made to this SIMPLE plan. No additional contributions may be made.

Salary Reduction Contributions

Salary reduction contributions consist of the amount by which you agree to reduce your compensation. Your employer must contribute the salary reduction contributions to the financial institution that you have selected for your SIMPLE IRA.

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                                       26

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Other Contributions

Matching Contributions

In general, your employer must make a matching contribution to your SIMPLE IRA equal to your salary reduction contributions. However, this matching contribution cannot exceed 3% of your compensation. See Definition of Compensation below.

Your employer may elect to reduce the 3% limit to a lower percentage, but not lower than 1%. This reduction cannot be made for more than two out of five years, and you must be notified of any reduced limit within a reasonable period of time before the 60-day election period for the year.

Non-matching Contributions

Instead of making a matching contribution, your employer may, for any year, make a non-matching, mandatory contribution equal to 2% of compensation for each eligible employee who has at least $5,000 in compensation for the year. Non-matching contributions may not be based on more than $160,000(2) of compensation.

Again, your employer must notify you within a reasonable period of time before the applicable 60-day election period for such year.

Other Important Information About Your SIMPLE Plan

Timing of Salary Reduction Contributions

Under the Internal Revenue Code, your employer must make the salary reduction contributions to the financial institution selected by each eligible employee for his/her SIMPLE IRA no later than the 30th day of the month following the month in which the amounts would otherwise have been payable to the employee in cash. The Department of Labor has an additional rule under which salary reduction contributions must be made to the financial institution maintaining an employee's SIMPLE IRA by the earliest date on which those contributions can reasonably be segregated from the employer's general assets, but in no event later than the 30-day deadline described above.

Definition of Compensation

"Compensation" means total compensation (the amount of total wages, tips, and other compensation from the employer subject to federal income tax withholding). Usually, this is the amount shown in box 1 of Form W-2, Wage and Tax Statement. Compensation also includes the salary reduction contributions made under this plan, and, if applicable, compensation deferred under a section 457 plan. In determining an employee's compensation for prior years, the employee's elective deferrals under a section 401(k) plan, a SARSEP, or a section 403(b) annuity contract or custodial account are also included in the employee's compensation.

For self-employed individuals, compensation means the net earnings from self-employment determined under section 1402(a) prior to subtracting any contributions made pursuant to this SIMPLE plan on behalf of the individual.

Employee Notification

Your employer must notify you prior to the 60-day election period described above that you can make or change salary reduction elections. In this notification, your employer must indicate whether it will provide:

1. A matching contribution equal to your salary reduction contributions up to a limit of 3% of your compensation;

2. A matching contribution equal to your salary reduction contributions subject to a percentage limit that is between 1 and 3% of your compensation; or

3.  A nonelective contribution equal to 2% of your compensation.

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                                       27

--------------------------------------------------------------------------------

Reporting Requirements

You are not required to file any annual information returns for your SIMPLE plan, such as Forms 5500, 5500-C/R, or 5500-EZ. However, the Employer must report to the IRS which eligible employees are active participants in the SIMPLE plan and the amount of your salary reduction contributions to the SIMPLE plan on Form W-2. These contributions are subject to social security, medicare, railroad retirement, and federal unemployment tax.

Establishing Your SIMPLE IRA

As part of your participation in this SIMPLE plan, you must set up an individual retirement account (IRA) with the financial institution of your choice. Simply complete the SIMPLE IRA adoption agreement or application (and any other required documents) provided by the financial institution that you have chosen to establish your SIMPLE IRA.

All contributions are sent to your SIMPLE IRA. Investments are selected by you from the investment options available under your chosen SIMPLE IRA. Please read the disclosure statement provided by the financial institution for important information about your SIMPLE IRA, and before investing read a copy of the prospectus or other explanatory information for each investment option you are interested in for a description of the investment objectives and policies, and applicable fees and charges.

Transfers

You may transfer all or part of the balance in your SIMPLE IRA with your current financial institution to another IRA at any time. You simply have to give proper directions to the current financial institution, including the name and address of the successor IRA and transfer instructions. Normal fees (such as termination or transfer fees) and any redemption or other charges applicable to the mutual fund shares (as described in the applicable prospectus) will be charged.

For the first two years after your SIMPLE IRA is established, you may transfer only to another SIMPLE IRA. The two year period commences on the day a contribution is first made to your SIMPLE IRA by your employer. After the end of this two year period, you may transfer amounts from a SIMPLE IRA to another SIMPLE IRA or to a regular IRA.

NOTE: The information in this pamphlet reflects the best information available at the time of preparation. However, SIMPLE IRAs are governed by new provisions of the Internal Revenue Code and the IRS has not issued regulations on SIMPLE IRA plans or answered many of the questions about SIMPLE IRAs. Consult your professional tax adviser or the IRS on any questions you have about a SIMPLE IRA or about the most recent IRS developments.

----------
1 / This amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS.
2 / This amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS.

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                                       28